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                                                                   Exhibit 10.53


                               TRINIDAD GUARANTEE


    This TRINIDAD GUARANTEE (this "Guarantee") is entered into as of August 4, 1998 by YORK HOLDINGS (BARBADOS) SRL, a society with restricted liability organized in Barbados (the "Guarantor"), in favor of THE BANK OF
NEW YORK, a New York banking corporation, under that certain Indenture described in the recitals below, and as Collateral Agent under the Intercreditor Agreement for the benefit of the Secured Parties (in such capacities, the "Collateral Agent"). All capitalized terms used herein but not specifically defined shall have the respective meanings given to such terms in Appendix A to the Indenture, which Appendix A is hereby incorporated herein by reference as if set forth in full herein.

                              W I T N E S S E T H:

    WHEREAS, York Power Funding (Cayman) Limited (the "Funding Company") is a limited liability company organized under the laws of the Cayman Islands for the sole purpose of issuing the Securities pursuant to the Indenture and making loans to the Project Borrowers from the proceeds of such issuance;

    WHEREAS, the Funding Company has on the date hereof issued and sold Securities in the principal amount of $150 million;

    WHEREAS, the principal and interest payments on the Securities will be partially serviced by repayment of a loan made by the Funding Company to the Trinidad Project Borrower and guaranteed by the Trinidad Guarantor subject to the conditions set forth in the Indenture;

    WHEREAS, the Funding Company will loan $100 million of the proceeds of issuance of the Securities to the Trinidad Project Borrower, which will be contributed by the Trinidad Project Borrower to the Trinidad Guarantor and will be loaned by the Trinidad Guarantor to the Trinidad Obligor pursuant to the Trinidad Loan Agreement; and

    WHEREAS, the Guarantor is a subsidiary of the Trinidad Project Borrower and anticipates benefiting directly and indirectly from the Trinidad Project Loan and, therefore, is willing to guarantee certain of the obligations of the Trinidad Project Borrower thereunder in accordance with the terms hereof.

    NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. (a) As set forth in this Guarantee, the Guarantor guarantees the full payment of the Guaranteed Obligations (as hereafter defined) when due, upon maturity, acceleration or otherwise; PROVIDED, HOWEVER, that no demand under this Guarantee may be made, and no obligation to pay all or any portion of the Guaranteed Obligations shall exist, unless at the time such demand shall have been made there also shall have occurred and be continuing an Event of Default under Section 5.1(a) of the Trinidad Project Loan Agreement between the Trinidad Project Borrower and the Funding Company.

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              (b) The Guarantor hereby and unconditionally agrees that upon any failure by the Trinidad Project Borrower to pay, when due, of any of the Guaranteed Obligations, the Guarantor will promptly pay the same. Each and every failure in the payment of any of the Guaranteed Obligations shall give rise to a separate cause of action under this Guarantee, and separate suits may be brought against the Guarantor hereunder as each cause of action arises.

              (c) The Guarantor further agrees that this Guarantee constitutes an absolute, present and continuing guarantee of payment and not of collection and shall apply to all Guaranteed Obligations whenever arising and waives any right to require that any resort be had by the Funding Company after the failure (after giving effect to any applicable grace period) by the Trinidad Project Borrower in making such payment to the Funding Company rights against any other Person, or any other right or remedy available to the Funding Company by contract, Applicable Law or otherwise.

         2. Guaranteed Obligations as used herein shall mean all principal, interest, fees, charges, penalties, expenses, payments and all other amounts due on or with respect to the Trinidad Project Note or otherwise pursuant to the Trinidad Project Loan Agreement (the "Guaranteed Obligations").

         3. The liability of the Guarantor under this Guarantee in respect of the Guaranteed Obligations shall be absolute and unconditional and shall not be affected or released in any way, irrespective of:

              (a) any lack of validity or enforceability of the Trinidad Project Loan Agreement, the Trinidad Project Note or any of the other Transaction Documents;

              (b) any change in the time, manner or place of payment of, or in any other term of any of the Guaranteed Obligations or amendment or waiver of, or any consent to any departure from, any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations or other obligations of the Trinidad Project Borrower under the Trinidad Project Loan Agreement.

              (c) any enforcement of any Transaction Document, including the taking, holding or sale of any collateral, or any termination or release of any collateral from the liens created by any Transaction Document or the non-perfection of any liens created by any Transaction Document;

              (d) any change, restructuring or termination of the structure or existence of the Funding Company or the Trinidad Project Borrower;

              (e) any Event of Default of the Funding Company under
Section 5.1 of the Indenture; or

              (f) any Event of Default of the Trinidad Project Borrower under
Section 5.1 of the Trinidad Project Loan Agreement.

    This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Collateral Agent or any other Person upon the insolvency, bankruptcy or reorganization of, the Trinidad Project Borrower or the Guarantor, or otherwise, all as though such payment had not been made.

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         4. The obligations hereunder are independent of the obligations of the Trinidad Project Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against either the Trinidad Project Borrower, or whether the Trinidad Project Borrower be joined in any such action or actions, and to the extent permitted by Applicable Law, the Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

         5. The Guarantor authorizes the Funding Company or the Bond Trustee, as applicable, acting pursuant to the Trinidad Project Loan Agreement, without notice or demand and without affecting its liability hereunder, from time to time, whether before or after termination of this Guarantee, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of the obligations of the Trinidad Project Borrower under the Trinidad Project Loan Agreement or any part thereof, (b) take and hold security for the payment of this Guarantee or the Guaranteed Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security, (c) apply such security and direct the order or manner of sale thereof and (d) release or substitute any one or more of the endorsers or guarantors.

         6. The Guarantor makes the following representations and warranties to the Collateral Agent, which representations and warranties shall survive the execution and delivery of this Guarantee:

              (a) ORGANIZATION, POWER AND STATUS OF THE GUARANTOR. The Guarantor (i) is a society with restricted liability duly organized and validly existing under the laws of Barbados and (ii) has all requisite power and authority to own the property and assets owned by it and to lease the properties leased by it and to carry on its business as now being conducted and as proposed to be conducted.

              (b) AUTHORIZATION; ENFORCEABILITY; EXECUTION AND DELIVERY.

                   (i) The Guarantor has all necessary power and authority to execute, deliver and perform its obligations under this Guarantee and any other Transaction Document to which the Guarantor is a party.

                   (ii) The Guarantor has taken all necessary and proper action to authorize the execution, delivery and performance by it of this Guarantee and any other Transaction Document to which the Guarantor is a party. The execution, delivery and performance of this Guarantee and any other Transaction Document to which the Guarantor is a party does not require the approval or consent of any holder or trustee of any Indebtedness or other obligations of the Guarantor which has not been obtained.

                   (iii) This Guarantee and any other Transaction Document to which the Guarantor is a party have been duly executed and delivered by the Guarantor and constitute legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (B) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

              (c) NO CONFLICT. Neither the execution, delivery and performance of this Guarantee or any other Transaction Document to which the Guarantor is a party nor the consummation of any of the transactions contemplated hereby or thereby (i) contravenes or violates any

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provision of any Applicable Law to which the Guarantor or any of its assets is subject, (ii) conflicts with or violates any provision of any formation document of the Guarantor or (iii) conflicts with or violates, will result in a breach of any of the terms, covenants, conditions or provisions of, constitutes a default under, or results in the acceleration of Indebtedness evidenced by, any agreement or instrument to which the Guarantor is a party or by which it or any of its properties or assets is bound or to which it may be subject, except, in the case of clause (i) or (iii) immediately above, any such conflict, violation, breach, default or acceleration which could not reasonably be expected to result in a Material Adverse Effect, or (iv) results in the creation or imposition of (or the obligation to create or impose) any Lien (other than Trinidad Permitted Project Liens) upon any of the properties or assets of the Guarantor.

              (d) COMPLIANCE WITH APPLICABLE LAW. The Guarantor has been and is currently in compliance with all Applicable Laws to which it or any of its assets is subject, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

              (e) LITIGATION. There are no claims, actions, suits, investigations or proceedings at law or in equity (including any Environmental Claims) or by or before any arbitrator or Governmental Authority now pending against the Guarantor or, to the best knowledge of the Guarantor, threatened against the Guarantor or any properties, assets or rights of the Guarantor that could reasonably be expected to result in a Material Adverse Effect.

              (f) ENVIRONMENTAL MATTERS. The Guarantor has been and is currently in compliance with all applicable Environmental Laws except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Guarantor, the Trinidad Project is in compliance with all applicable Environmental Laws and there are no existing facts, circumstances or conditions which could under any existing applicable Environmental Law, individually or in the aggregate with all other circumstances and conditions, reasonably be expected to result in a Material Adverse Effect.

              (g) BUSINESS OF THE GUARANTOR. Except as otherwise permitted in this Guarantee and the other Finance Documents, the Guarantor is not engaged in any business other than the financing of the Trinidad Project and transactions related thereto.

              (h) VALID TITLE. The Guarantor is the legal and beneficial owner of, with good, legal and valid title to, all its properties and assets free and clear of all other Liens than Trinidad Permitted Project Liens.

              (i) SECURITY INTERESTS.

                   (i) The Security Documents to which the Guarantor is a party, upon execution and delivery by the parties thereto, create valid, and, when financing statements (or the equivalent) in appropriate form are filed in the recording offices specified therein, perfected, first priority Liens subject to Trinidad Permitted Project Liens in all of the Trinidad Collateral owned by the Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties.

                   (ii) No mortgage or financing statement or other instrument or recordation executed or authorized to be filed by the Guarantor, or, to the Guarantor's best knowledge, by any other Person covering all or any part of the property or assets of the Guarantor (including the Trinidad Collateral) is on file in any recording office, except such as relate to Trinidad Permitted Project Liens.

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              (j) UTILITY REGULATION.  The Guarantor is not subject to
regulation by the United States Securities and Exchange Commission under PUHCA as a "holding company," a "public utility company" or an "affiliate" or a "subsidiary company" of a "holding company."

              (k) NO DEFAULTS.

                   (i) No Trinidad Default or Trinidad Event of Default has occurred and is continuing.

                   (ii) The Guarantor is not in default under any Trinidad Project Document or any other Transaction Document to which the Guarantor is a party except for defaults which could not reasonably be expected to result in a Material Adverse Effect.

                   (iii) To the best knowledge of the Guarantor, no default exists by any other party to any Trinidad Project Document or any other contract related to the Trinidad Project and no event of force majeure exists under any Trinidad Project Document except for defaults which, in either case, could not reasonably be expected to result in a Material Adverse Effect.

              (l) GOVERNMENTAL APPROVALS. All Governmental Approvals which are required to be obtained by, in the name of or on behalf of the Guarantor or, to the knowledge of the Guarantor, any other party to any Transaction Document in connection with the execution, delivery and performance by the Guarantor or any other party to any Transaction Document of the Transaction Documents have been duly obtained and are in full force and effect, other than, in each case, those Governmental Approvals which the failure to so obtain could not reasonably be expected to result in a Material Adverse Effect.

              (m) MARGIN STOCK. The Guarantor is not engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purposes of purchasing or carrying any "margin stock" (as defined in Regulation, T, U or X of the Board of Governors of the Federal Reserve System).

              (n) TAXES. The Guarantor has filed or caused to be filed all Tax Returns required by Applicable Law to be filed by it, and has paid all Taxes shown to be due and payable by it on such Tax Returns or any assessments made against it or any of its properties and all other Taxes, fees or other charges imposed on it by any Governmental Authority other than Taxes, fees, assessments or other charges which are not delinquent and remain payable without penalty or which the Guarantor is contesting in good faith and for which the Guarantor is maintaining adequate reserves (in accordance with GAAP) in connection therewith.

              (o) OWNERSHIP OF THE GUARANTOR. As of the date of this Guarantee, the Trinidad Project Borrower and Robert Paladino are the sole members of the Guarantor.

              (p) DISCLOSURE. Each of the Preliminary Offering Circular and the Final Offering Circular as of its date did not, and the Final Offering Circular (as the same may have been amended or supplemented) as of the Closing Date will not, contain any untrue statement of a material fact with respect to the Guarantor or omit to state a material fact necessary to make the statements made therein with respect to the Guarantor, in light of the circumstances under which they were made, not misleading.

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              (q) REPRESENTATIONS AND WARRANTIES.  All representations and warranties made by the Guarantor and each of its Affiliates, and to its knowledge, each other party in any Transaction Document are true and correct, except to the extent such misrepresentation could not reasonably be expected to have a Material Adverse Effect.

              (r) TRINIDAD PROJECT DOCUMENTS. The Collateral Agent has received a complete copy of each Trinidad Project Document then in effect (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any).

              (s) TRINIDAD PROJECT. To the best of the Guarantor's knowledge, the services to be performed, the materials to be supplied and the easements, licenses and other rights granted or to be granted to the Trinidad Obligor pursuant to the terms of the Trinidad Project Documents provide or will provide the Trinidad Obligor with all rights and property interest required to enable the Trinidad Obligor to obtain all services, materials or rights (including access) required for the design, construction, start-up, operation and maintenance of the Trinidad Project, including the Trinidad Obligor's full and prompt performance of its obligations, and full and timely satisfaction of all conditions precedent to the performance by others of their obligations, under the Trinidad Project Documents, other than those services, materials or rights that reasonably can be expected to be obtainable in the ordinary course of business.

         7. The Guarantor hereby covenants and agrees that from the date of this Guarantee, it shall faithfully observe and fulfill, and shall cause to be faithfully observed and fulfilled, each and all of the following covenants until all amounts due under this Guarantee, the Trinidad Project Note and the Trinidad Project Loan Agreement shall have been indefeasibly paid in full:

              (a) REPORTING REQUIREMENTS. The Guarantor shall furnish or cause to be furnished to the Funding Company and, in the case of item (ix) set forth below, each of the Rating Agencies:

                   (i) as soon as available and in any event within sixty
(60) days after the end of the first three (3) quarterly accounting periods in each fiscal year of the Guarantor (commencing with the quarter ending August 31, 1998), and, with respect to item (C) herein, the final quarter of each fiscal year, Unaudited Financial Statements of the Guarantor, accompanied by an Officer's Certificate of the Guarantor confirming (A) that such Unaudited Financial Statements fairly present of the financial condition and results of operations of the Guarantor on the dates and for the periods indicated in accordance with GAAP (other than with respect to the notes and other normally recurring year-end adjustments), (B) that no Trinidad Default has occurred and no Trinidad Event of Default has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (C) the Debt Service Coverage Ratios for the historical three (3) quarters and the final quarter of such fiscal year, together with a reconciliation of each quarterly Debt Service Coverage Ratio to the annual Debt Service Coverage Ratio;

                   (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Trinidad Finance Parties (commencing with the fiscal year ending February 28, 1999), Annual Audited Consolidated Financial Statements, accompanied by an audit opinion thereon by the Auditors, which opinion shall state that (A) said financial statements of the Trinidad Finance Parties present fairly, in all material respects, the financial position, results of operations and cash flows of the Trinidad Finance Parties at the end of, and for, such fiscal year in accordance with GAAP, (B) nothing has come to their attention that any Trinidad Default has occurred and no Trinidad Event of Default, as they relate to

                                      -6-

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accounting matters, has occurred and is continuing, or, if such event has occurred, describing the nature thereof and (C) the Debt Service Coverage Ratios for such fiscal year;

                   (iii) promptly and in any event within five (5) days after an Authorized Officer of the Guarantor obtains actual knowledge of any Trinidad Default or Trinidad Event of Default, a written notice describing such Trinidad Default or Trinidad Event of Default and any action being or proposed to be taken with respect thereto;

                   (iv) all other information reasonably requested by Funding Company to enable Funding Company to satisfy its obligations under the Indenture;

                   (v) written notice of any event or condition that could reasonably be expected to result in a Material Adverse Effect;

                   (vi) notice of any litigation, pending or threatened, against the Guarantor of which it has actual knowledge, which could reasonably be expected to result in a Material Adverse Effect;

                   (vii) all reports related to environmental matters in respect of the Trinidad Project;

                   (viii) copies of all material notices delivered to it in connection with any Trinidad Project Document or otherwise in connection with the Trinidad Project;

                   (ix) copies of all construction schedules, construction budgets and Operating Budgets which are approved by the Independent Engineer (together, periodically, with evidence of compliance therewith), copies of all bi-monthly reports issued by the Independent Engineer prior to Completion of the Trinidad Project and each annual report thereafter and monthly operating reports from the Trinidad Obligor;

                   (x) copies of all change orders and any document or written notice from the construction contractor requesting or recommending the initiation of a change order and any other notice, including, without limitation, notices with respect to the occurrence of a force majeure event (or event of similar effect) under any Trinidad Project Document which may result in a material increase in Trinidad Project Costs;

                   (xi) promptly upon request, a list of the current balances of each of the Trinidad Depositary Accounts; and

                   (xii) any notice it receives from the Trinidad Obligor pursuant to the Trinidad Loan Agreement.

              (b) MAINTENANCE OF EXISTENCE. The Guarantor shall at all times preserve and maintain in full force and effect (i) its existence as a society with restricted liability and (ii) all of its powers, rights, privileges and licenses necessary for the transaction of its business as conducted or proposed to be conducted except, in the case of this clause (b) where failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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              (c) COMPLIANCE WITH LAWS.  The Guarantor shall comply with all
Applicable Laws (including Environmental Laws), except where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

              (d) GOVERNMENTAL APPROVALS; TITLE.

                   (i) The Guarantor shall cause the Trinidad Obligor to obtain in a timely manner, maintain in full force and effect (or where appropriate, renew) and comply with all Governmental Approvals (including, without limitation, those required under Environmental Laws) required at any time or advisable (A) in connection with the construction, maintenance, ownership and good and orderly operation of the Trinidad Project, as currently conducted and as proposed to be conducted, (B) for the Trinidad Project to produce, sell and deliver electricity in accordance with and as contemplated by the Trinidad Project Documents and (C) to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder, unless in each case the failure to so obtain, maintain or comply with such Governmental Approvals could not reasonably be expected to result in a Material Adverse Effect.

                   (ii) The Guarantor shall preserve and maintain good, valid and, where applicable, marketable title to all of its properties and assets subject to no Liens other than Trinidad Permitted Project Liens except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

              (e) EXERCISE OF RIGHTS AND PERFORMANCE UNDER TRANSACTION
DOCUMENTS.

                   (i) The Guarantor shall exercise all of its rights under any Transaction Document to which it is party unless failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                   (ii) The Guarantor shall take all reasonable action within its control required to ensure that each Transaction Document to which it is a party is in proper legal form under the respective governing laws selected for such Transaction Document for the enforcement thereof in such jurisdictions without further action on the part of Funding Company or the Collateral Agent.

                   (iii) The Guarantor shall perform all of its covenants and obligations under each Transaction Document to which it is party and shall take all necessary action to prevent the termination or cancellation of any Transaction Document to which it is a party except where such nonperformance or nonobservance, or the result of such termination or cancellation, could not reasonably be expected to result in a Material Adverse Effect.

              (f) ADDITIONAL DOCUMENTS; FILINGS AND RECORDINGS.

                   (i) The Guarantor shall execute and deliver, from time to time as reasonably requested by Funding Company or the Collateral Agent, at the Guarantor's expense, such documents in connection with the rights and remedies of the Secured Parties granted or provided for by this Guarantee or the other Transaction Documents to which the Guarantor is a party and to consummate the transactions contemplated therein.

                   (ii) The Guarantor shall, at its own expense, take all reasonable actions necessary to establish, maintain, protect, perfect and continue the perfection and priority

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of the Liens created by the Trinidad Security Documents and to protect and enforce its rights and title and the rights and title of the Secured Parties to the Trinidad Collateral in such manner and in such places as in the opinion of counsel to the Guarantor or the Collateral Agent is required by Applicable Law in order to fully preserve and protect the rights of Funding Company or the Collateral Agent, except where the failure to do so could not reasonably be expected to have as Material Adverse Effect.

              (g) PAYMENT OF TAXES AND CLAIMS. The Guarantor shall, prior to the time penalties shall attach thereto, pay and discharge or cause to be discharged all Taxes, assessments and governmental charges or levies imposed upon it, its income or its properties; PROVIDED that the Guarantor shall not be required to pay any such obligation if (i) such charges are being diligently contested in good faith by appropriate proceedings, (ii) during the period of such contest the enforcement of any contested item is effectively stayed and (iii) adequate reserves are established with respect to the contested items (in accordance with GAAP).

              (h) BOOKS AND RECORDS. The Guarantor shall keep proper books of record and account truly and fairly reflecting the financial condition and results of operations of the Guarantor in which full, true and correct entries in conformity with GAAP and all Applicable Laws shall be made of all dealings and transactions in relation to its business and activities. Upon five (5) days written notice, the Guarantor shall permit officers and designated representatives of Funding Company, the Collateral Agent, the Depositary Bank and any duly authorized agent or representative thereof (including without limitation, the Independent Engineer) to visit and inspect, from time to time during normal business hours, any of the properties of the Guarantor and to examine and make copies of the books of record and account of the Guarantor and discuss the affairs, finances and accounts of the Guarantor with, and be advised as to the same by, its officers, all at such reasonable times and intervals and to such reasonable extent as Funding Company, the Collateral Agent, the Depositary Bank and duly authorized agent or representative thereof (including, without limitation, the Independent Engineer) may reasonably request.

              (i) AUDITORS. The Guarantor shall retain a nationally recognized independent accounting firm in the United States to act as its auditors and authorize such firm to communicate directly with Funding Company and the Collateral Agent. The Guarantor shall also appoint an auditor who is a member of, and holds a practicing certificate from, the Institute of Chartered Accountants of Barbados.

              (j) TRINIDAD REVENUE ACCOUNT. The Guarantor shall take all actions as may be necessary to cause all revenues of the Guarantor to be deposited in the Trinidad Revenue Account in accordance with the Trinidad Depositary Agreement and to be disbursed in accordance with the provisions set forth in ARTICLE 3 (The Trinidad Depositary Accounts) of the Trinidad Depositary Agreement.

              (k) PROJECT IMPLEMENTATION. The Guarantor shall, to the extent such action is within its control, operate the Trinidad Project and all other property and rights in accordance with good operating procedure and maintain the Trinidad Project and other property in good repair and condition (ordinary wear and tear excepted in respect thereof).

              (l) PERMITTED INDEBTEDNESS. The Guarantor shall not create or incur or suffer to exist any Indebtedness except the following:

                   (i) Indebtedness incurred pursuant to this Guarantee;

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                   (ii) Indebtedness incurred to finance in whole or in part
the making of capital improvements to the Trinidad Project required to maintain compliance with Applicable Law; PROVIDED that the Independent Engineer shall have certified to the Bond Trustee that:

                        (A) an Officer's Certificate of an Authorized Officer of the Trinidad Obligor certifying that such Indebtedness is required to make a capital improvement to the Trinidad Project that is required in order to maintain compliance with Applicable Law is reasonable and that such Indebtedness is the most effective means of making such capital expenditure and, if applicable, completing the Trinidad Project; and

                        (B) after giving effect to the incurrence of such Indebtedness, the minimum Projected Debt Service Coverage Ratio for (1) the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period and (2) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.2 to 1;

                   (iii) Indebtedness incurred to finance in whole or in part the making of capital improvements to the Trinidad Project other than those capital improvements referenced in clause (ii) above PROVIDED that:

                        (A) an Authorized Officer of the Trinidad Obligor certifies to the Bond Trustee that no Trinidad Default or Trinidad Event of Default has occurred and is continuing or will occur as a result of the incurrence of such Indebtedness;

                        (B) the Independent Engineer shall have certified to the Bond Trustee that after giving effect to the incurrence of such Indebtedness, (1) the minimum Projected Debt Service Coverage Ratio for (x) the next four consecutive fiscal quarters commencing with the quarter in which such Indebtedness is to be incurred, taken as one annual period and (y) each subsequent fiscal year through the Final Maturity Date for the Securities, will not be less than 1.5 to 1 and (2) the average Projected Debt Service Coverage Ratio for all succeeding fiscal years until the Final Maturity Date for the Securities will not be less than 1.55 to 1; and

                        (C) written confirmation from each Rating Agency then rating the Securities that the incurrence of such Indebtedness will not result in a Ratings Downgrade;

                   (iv) Indebtedness in the form of a working capital facility for the benefit of the Trinidad Project in an aggregate principal amount not to exceed $3,000,000; PROVIDED that the terms of such facility provide that the aggregate amount of all loans outstanding thereunder shall be reduced to zero for ten (10) days in each fiscal year;

                   (v) To the extent such obligations would constitute Indebtedness, obligations of the Trinidad Finance Parties under the Trinidad Project Documents;

                   (vi) Indebtedness related to Trinidad Permitted Project Liens; and

                   (vii) Subordinated Indebtedness from any other Trinidad Finance Party.

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

              (m) PERMITTED LIENS. The Guarantor shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties except the following:

                   (i) Liens specifically permitted or required by, or created by, any Security Document or any Transaction Document including, without limitation, the Trinidad PPA;

                   (ii) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP; and

                   (iii) Other Liens incidental to the conduct of the Guarantor's business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than Liens arising by operation of law or statute in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of the Guarantor's business.

              (n) CONTINGENT LIABILITIES. The Guarantor shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guaranteed Obligation except for endorsements and similar obligations in the ordinary course of business.

              (o) NATURE OF BUSINESS. The Guarantor shall not engage in any business other than its existing business and as otherwise contemplated by the Transaction Documents.

              (p) PROHIBITION ON FUNDAMENTAL CHANGES. The Guarantor shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), discontinue its business or purchase or otherwise acquire all or substantially all of the assets of any other Person, except, in any such case, as contemplated by the Finance Documents.

              (q) SALE OF ASSETS. The Guarantor shall not sell or transfer any assets or assign any rights other than (so long as no Trinidad Default or Trinidad Event of Default has occurred and is continuing) those in the ordinary course of its business for cash equal to the fair market value of such assets at the time of sale, except, in any such case, as contemplated by the Finance Documents.

              (r) SUBSIDIARIES; ADVANCES, INVESTMENTS AND LOANS. The Guarantor shall not form or have any Subsidiaries (other than the Trinidad Obligor), make investments, loans or advances or acquire the stock, obligations or securities of any Person; PROVIDED that the Guarantor may invest amounts on deposit in the Trinidad Depositary Accounts, subject to limitations as to term and duration, in Cash Equivalents; PROVIDED FURTHER that the Guarantor may make loans to the other Trinidad Finance Parties provided that such loans shall be Subordinated Indebtedness of such other Trinidad Finance Party; PROVIDED FURTHER that the Guarantor shall be entitled to receive equity contributions from, and make equity contributions to, the Trinidad U.S. Parent, the Trinidad Cayman Parent, or any other Trinidad Finance Party.

              (s) TRANSACTIONS WITH AFFILIATES. The Guarantor shall not enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Guarantor which is not on terms and conditions no less favorable as would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate of the Guarantor, except that the Guarantor may perform its obligations under and engage in the transactions contemplated by the Transaction Documents.

              (t) RESTRICTED PAYMENTS. The Guarantor shall not make any Restricted Payments except as permitted under the Finance Documents.

              (u) AMENDMENTS TO TRINIDAD PROJECT DOCUMENTS. Other than with respect to Permitted Contract Buy-Outs, the Guarantor (nor any Affiliate thereof) shall not, directly or indirectly, (x) permit the assignment of the rights and obligations of any party to any Trinidad Project Document or (y) terminate, amend, modify, replace, supplement or waive, or permit or consent to the termination, modification, replacement, supplement or waiver of, any of the provisions of, or give any consent under, any of the Trinidad Project Documents unless (i) the Guarantor certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect, in addition to the condition set forth in clause (i) above and (ii) in the case of any assignment, termination, amendment, modification, replacement, supplement, waiver or consent with respect to the Trinidad PPA or any other Trinidad Project Document which affects the revenues to be received by the Guarantor, (x) the Independent Engineer certifies that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent could not reasonably be expected to result in a Material Adverse Effect and (y) the Guarantor provides to the Bond Trustee written confirmation from each Rating Agency then rating the Securities that such assignment, termination, amendment, modification, replacement, supplement, waiver or consent will not result in a Ratings Downgrade.

              (v) ASSIGNMENT OF OBLIGATIONS; ADDITIONAL AGREEMENTS. The Guarantor shall not assign any of its rights or obligations under any Transaction Document and shall not enter into any additional contract, agreement or undertaking if the transactions contemplated by such assignment or additional contract, agreement or undertaking could reasonably be expected to have a Material Adverse Effect; PROVIDED that the Guarantor shall be permitted to assign any of its rights or obligations hereunder if such assignment is necessary to avoid any adverse tax consequences resulting from a change in Applicable Law (or the interpretation thereof) and (i) no Trinidad Default or Trinidad Event of Default shall exist and be continuing at such time, (ii) the Bond Trustee shall receive written confirmation from each Rating Agency that such assignment shall not result in a Ratings Downgrade and (iii) the Bond Trustee receives satisfactory Opinions of Counsel of the Guarantor stating that (A) such assignment is enforceable and creates a legal, valid and binding obligation of the Guarantor, (B) such assignment has no adverse consequences upon the rights and remedies of the Secured Parties with respect to the Collateral and (C) such assignment shall have no adverse effects on the tax structure of the transaction prior to the assignment or upon payments to or from any Project Obligor or otherwise related to the Securities and each of the Project Notes.

              (w) MODIFICATIONS OF FORMATION DOCUMENTS. The Guarantor shall not amend or modify its articles of organization, certificate of organization, by-laws or other formation documents or change its fiscal year, except if such amendment, modification or change which could not reasonably be expected to result in a Material Adverse Effect.

              (x) ABANDONMENT. The Guarantor shall not voluntarily cease or abandon the development, construction or operation of the Trinidad Project.

              (y) TAXATION.

                   (i) All payments made by the Guarantor in respect of the Trinidad Project Loan shall be made free and clear of, and without withholding or deduction for or on account of, any and all Taxes. The Guarantor shall pay such additional amounts as may be necessary to ensure that the amounts received by the Funding Company after such withholding or deduction, if any, shall equal the respective amounts of principal and interest that would have been receivable in the absence of such withholding or deduction.

                   (ii) The Guarantor shall promptly pay when due any present or future stamp, court or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise in any jurisdiction from the execution or delivery of the Trinidad Project Note or any other document referred to herein or therein, excluding (A) Taxes imposed on or measured by the net income or capital of the Funding Company and (B) any such Taxes, charges or similar levies imposed by any jurisdiction other than Barbados or Trinidad.

              (z) REMEDIES UPON A TRINIDAD EVENT OF DEFAULT. The Guarantor shall not exercise its rights pursuant to SECTION 5.2 (Remedies Upon a Trinidad Event of Default) of the Trinidad Loan Agreement unless:

                   (i) in the case of an exercise of its rights pursuant to
SECTION 5.2(I), the Guarantor has received the written and unrescinded direction of (A) the One-Third Holders or (B) the Bond Trustee, notwithstanding the absence of direction from the One-Third Holders, if in the good faith exercise of its discretion the Bond Trustee determines that such action is necessary to protect the interests of the Holders, to do so; and

                   (ii) in the case of an exercise of its rights pursuant to
SECTION 5.2(II), the Guarantor has received the written and unrescinded direction of (A) the Majority Holders or (B) the Bond Trustee, notwithstanding the absence of direction from the Majority Holders if in the good faith exercise of its discretion the Bond Trustee determines that such action is necessary to protect the interests of the Holders to do so.

         8. The Guarantor hereby waives, to the extent permitted by Applicable Law: (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the indebtedness or any other obligations under the Transaction Documents or this Guarantee, (b) any requirement that the Collateral Agent or any other person protect, secure or insure any lien or any collateral or other property subject thereto or exhaust any right or take any action against either the Trinidad Project Borrower or any other Person or any collateral, (c) any defense arising by reason of any claim or defense based upon an election of remedies by the Funding Company or the Bond Trustee which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against either the Trinidad Project Borrower or any other Person or any collateral, (d) any duty on the part of the Funding Company or the Bond Trustee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of either the Trinidad Project Borrower or any other party to any of the Transaction Documents and the Trinidad Project Borrower's assets now known or hereafter known by the Funding Company or the Bond Trustee and (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guarantee and of the existence, creation, or incurrence of new or additional Guaranteed Obligations.

         9. The Guarantor hereby irrevocably waives, to the extent permitted by Applicable Law, any claim or other rights which it may now or hereafter acquire against the Trinidad Project Borrower, whether due or to become due, voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Funding Company against the Trinidad Project Borrower or any collateral which the Funding Company now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Trinidad Project Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid by the Guarantor for the benefit of, and held in trust for the benefit of, the Collateral Agent and shall forthwith be paid to the Funding Company to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Trinidad Project Loan Agreement. The Guarantor acknowledges that it will receive direct and indirect benefits from the incurrence of the Trinidad Project Loan contemplated by the Trinidad Project Loan Agreement and that the waiver set forth in this Section 9 is knowingly made in contemplation of such benefits.

         10. The Guarantor agrees that, to the extent that either the Trinidad Project Borrower or the Guarantor makes a payment or payments to the Funding Company, or the Collateral Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential set aside or otherwise required to be repaid to either the Trinidad Project Borrower, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor shall defend or indemnify the Funding Company from and against any claim or loss under this Section 8 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

         11. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Trinidad Project Borrower such information concerning the Trinidad Project Borrower's financial conditions or business operations as the Guarantor may require, and that the Collateral Agent has no duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Trinidad Project Borrower.

         12. To the extent that the waiver set forth in SECTION 7 is or is deemed to be ineffective or inapplicable, any obligations of the Trinidad Project Borrower to the Guarantor, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. If the Collateral Agent so requests, after the occurrence of an Event of Default under the Trinidad Project Loan Agreement, such obligations of the Trinidad Project Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Collateral Agent and the proceeds thereof shall be paid over to the Collateral Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the maximum liability of the Guarantor under the other provisions of this Guarantee.

         13. The Collateral Agent may, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, assign this Guarantee, in whole or in part in accordance with the provisions of the Trinidad Project Loan Agreement and the Intercreditor Agreement. The Guarantor agrees that the Collateral Agent may, subject to the provisions of the Trinidad Project Loan Agreement, disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Collateral Agent's possession concerning the Guarantor, this Guarantee and any security for this Guarantee.

         14. The Guarantor agrees to pay all reasonable attorneys' expenses and fees and all other fees and expenses which may be incurred by the Collateral Agent in the enforcement of this Guarantee.

         15. The Collateral Agent agrees that no partners, directors, officers, shareholders or employees or agents of the Guarantor shall in any way be liable for the payment of the Trinidad Project Note or any sums now or hereafter owing under the terms of, or for the performance of any obligation contained in, this Guarantee.

         16. No modification or waiver of any of the provisions of this Guarantee shall be binding on the Collateral Agent, except as expressly set forth in a writing duly signed and delivered by the Collateral Agent acting pursuant to the terms of the Intercreditor Agreement.

         17. This Guarantee shall be binding upon and inure to the benefit of the Guarantor and the Collateral Agent for the benefit of the Secured Parties and their respective successors and assigns; PROVIDED that the Guarantor shall not assign its rights or the Guaranteed Obligations created under this Guarantee without the prior written consent of the Collateral Agent.

         18. In case any provision of this Guarantee, the Trinidad Project Loan Agreement or the Trinidad Project Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or the Guaranteed Obligations, or of such provision or the Guaranteed Obligations in any jurisdiction, shall not in any way be affected or impaired thereby.

         19. This Guarantee shall be governed by and construed according to the laws of the State of New York.

         20. This Guarantee embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         21. WITH REGARD TO THIS GUARANTEE, EACH OF THE GUARANTOR AND THE COLLATERAL AGENT HEREBY WAIVES THE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

         22. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 6.1 of the Trinidad Project Loan Agreement and the information set forth immediately below shall apply to:

                           If to the Guarantor:
                           York Holdings (Barbados) SRL
                           The Ernst & Young Building
                           Bush Hill, Bay Street
                           St. Michael, Barbados
                           Attention:
                                      ----------------------

                           If to the Bond Trustee:
                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Attention:  Corporate Trust Administration--
                             International Finance Unit

         23. This Guarantee may be executed in any number of counterparts, all of which together shall constitute one agreement.

         24. The obligations of the Guarantor hereunder are subject to the limitations set forth in Section 6.10 of the Trinidad Project Loan Agreement, the provisions of which are hereby incorporated by reference.

    IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed as of the day and year first written above.


                              YORK HOLDINGS (BARBADOS) SRL,
                               a society with restricted liability

                              By: /s/ Robert C. Paladino
                                 ---------------------------
                                 Name: Robert C. Paladino
                                 Title: Vice President


                              THE BANK OF NEW YORK,
                               as Collateral Agent

                              By: /s/ Joseph Ernst
                                 ---------------------------
                                 Name: Joseph Ernst
                                 Title: Vice President